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Exhibit 10.5

FOURTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT
AND WAIVER OF DEFAULTS

        THIS AMENDMENT, dated as of April    , 2006, is made by and between NETLIST, INC., a Delaware corporation, and NETLIST TECHNOLOGY TEXAS, L.P., a Texas limited partnership (each a "Borrower" and collectively, the "Borrowers"), on the one hand, and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender"), acting through its WELLS FARGO BUSINESS CREDIT operating division.

RECITALS

        The Borrowers and Wells Fargo Business Credit, Inc., a Minnesota corporation ("WFBCI"), are parties to an Amended and Restated Credit and Security Agreement, dated as of December 27, 2003, as amended by a First Amendment to Credit and Security Agreement, dated as of June 30, 2004, a Second Amendment to Credit and Security Agreement, dated as of December 20, 2005, and a Third Amendment to Credit and Security Agreement, dated as of February 14, 2006 (as so amended, the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

        WFBCI has merged with and into Lender and Lender is the surviving corporation.

        The Borrowers are in default of the following provisions of the Credit Agreement for the dates indicated (collectively, the "Existing Defaults"):

Section/Covenant	Required Performance
6.2(a)—Minimum Book Net Worth Plus Subordinated Indebtedness	$5,150,000 at 12/31/05 $5,100,00 at 1/31/06 $5,100,000 at 2/28/06
6.2(b)—Maximum Year to Date Consolidated Net Loss	<$450,000> at 12/31/05
6.2(d)—Stop Loss	The Borrowers will not suffer a Net Loss in excess of $200,000 during any of the months of October, November or December, 2005, or in excess of $150,000 during the months of January and February 2006
6.1(a)—Reporting Requirements	The Borrowers shall deliver their audited Financial Statements within 90 days after the end of the fiscal years ended 12/31/04 and 12/31/05

        The Borrowers have requested that the Lender waive the Existing Defaults and make certain amendments to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

        1.    Defined Terms.

        (a)   Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

        (b)   The following definitions set forth in Section 1.1 of the Credit Agreement are hereby amended in their entirety as follows:

          "Inventory Advance Rate" means thirty-one percent (31%), or such other rate as the Lender in its sole discretion may deem appropriate from time to time.

          "Net Income" and "Net Loss" mean fiscal year-to-date before-tax net income, or loss, as applicable, prepared on a consolidating and consolidated basis to include any Subsidiaries, from continuing operations as determined in accordance with GAAP

        (c)   The following new definitions are hereby added to Section 1.1 of the Credit Agreement in appropriate alphabetical order:

          "Acquiror" has the meaning given to such term in the Agreement of Merger.

          "Agreement of Merger" means that certain Agreement and Plan of Merger, dated on or about May, 2006, to be entered into among Netlist, its shareholders, and a to be determined public company and its wholly-owned subsidiary.

          "Merger" has the meaning given to such term in the Agreement of Merger.

          "Minimum Net Proceeds" means $4,000,000 in cash proceeds received from the Private Offering, net of (i) attorneys' fees, accountants' fees, investment banking fees, brokerage commissions and amounts required to be applied to the repayment of any portion of any Indebtedness, (ii) other customary fees, expenses and commissions, and (iii) taxes paid or reasonably estimated to be payable as a result of the Private Offering.

          "Private Offering" means a private offering of securities of Acquiror following the Merger.

        (d)   Clause (b)(iii) of the definition of "Borrowing Base" set forth in Section 1.1 of the Credit Agreement is hereby amended in its entirety as follows:

          (iii)  the lowest of (A) the product of the Inventory Advance Rate times the Eligible Inventory, or (B) eighty percent (80%) of the Net Orderly Liquidation Value of the Eligible Inventory, or (C) $2,500,000, or (D) 50% of Eligible Accounts; less

        (e)   Upon consummation of the Private Offering and the Lender's verification of Borrowers' receipt of the Minimum Net Proceeds, the definitions of "Applicable Margin" and "Inventory Advance Rate" set forth in Section 1.1 of the Credit Agreement shall be automatically amended in their entirety as follows without further action required:

          "Applicable Margin" means, in the case of Advances against Eligible Foreign Accounts, 1.50 percentage points (150 basis points), and in the case of all other Advances, 0.50 percentage points (50 basis points).

          "Inventory Advance Rate" means forty percent (40%), or such other rate as the Lender in its sole discretion may deem appropriate from time to time.

        (f)    Upon consummation of the Private Offering and the Lender's verification of Borrowers' receipt of the Minimum Net Proceeds, clause (b)(iii) of the definition of "Borrowing Base" set forth in

Section 1.1 of the Credit Agreement shall be automatically amended in its entirety as follows without further action required:

          (iii)  the lowest of (A) the product of the Inventory Advance Rate times the Eligible Inventory, or (B) eighty percent (80%) of the Net Orderly Liquidation Value of the Eligible Inventory, or (C) $5,000,000, or (D) 50% of Eligible Accounts; less

        (g)   Clause (x) of the definition of "Eligible Accounts" set forth in Section 1.1 of the Credit Agreement is hereby amended in its entirety as follows:

           (x)  Accounts owed by an Account Debtor (or an Affiliate of such Account Debtor), regardless of whether otherwise eligible, to the extent that the balance of such Accounts exceeds 15% of the aggregate amount of all Accounts (except Dell Computer Corporation (excluding Dell Computer-Ireland) and Kingston Technology for which in case such percentage shall be 40%),

        2.    Financial Covenants.    Section 6.2 of the Credit Agreement is hereby amended in its entirety as follows:

          Section 6.2    Financial Covenants.

            (a)    Minimum Book Net Worth.    Borrowers will maintain at all times the sum of Netlist's Book Net Worth plus Subordinated Indebtedness, determined as at the end of each month, at an amount not less than the amount set forth in the table below opposite the applicable test date:

Test Date	Minimum Book Net Worth Plus Subordinated Indebtedness(1)
3/31/06	$5,350,000
4/30/06	$5,200,000
5/31/06	$5,050,000
6/30/06	$5,100,000
7/31/06	$4,900,000
8/31/06	$4,925,000
9/30/06	$5,300,000
10/31/06	$5,450,000
11/30/06	$5,750,000
12/31/06 and thereafter	$6,250,000

(1)
The covenant levels set forth in this table shall be increased (1) upon the closing of the Private Offering or any other equity or debt offering of the Borrowers or Acquiror, by an amount equal to 100% of the total capital raised in the month of closing, and (2) by the amount of any positive adjustments to the Book Net Worth set forth in the Borrowers' consolidated financial statements for the fiscal years ended 12/31/04 and 12/31/05 as a result of the finalization of the CPA audits of those financial statements.

            (b)    Minimum Net Income (Maximum Net Loss).    Netlist will achieve during each month or fiscal quarter, as applicable, described below minimum Net Income (or Maximum Net

    Loss) of not less than (or more than, as applicable) the amount set forth opposite in the table below opposite such period:

Month Ending	Minimum Consolidated Net Income (Maximum Net Loss) if Private Offering has not been consummated prior to such measurement period	Minimum Consolidated Net Income (Maximum Net Loss) if Private Offering has been consummated prior to such measurement period
3/31/06	$150,000	<$275,000>
4/30/06	<$350,000>	<$325,000>
5/31/06	<$300,000>	<$300,000>
6/30/06	<$50,000>	<$100,000>

Fiscal Quarter Ending
9/30/06	$550,000	$300,000
12/31/06	$900,000	$700,000

            (c)    Capital Expenditures.    The Borrowers will not incur or contract to incur Capital Expenditures of more than $1,500,000 in the aggregate during the fiscal year ending December 31, 2006.

            (d)    Stop Loss.    The Borrowers will not suffer a Net Loss in excess of $150,000 during any month, commencing with the month ending July 31, 2006.

        3.    Permitted Liens.    Section 6.3(a) of the Credit Agreement is hereby amended in its entirety as follows:

            (a)   The Borrowers will not create, incur or suffer to exist any Lien upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness; excluding, however, from the operation of the foregoing, the following (collectively, "Permitted Liens"):

                (i)  in the case of any of the Borrowers' property which is not Collateral, covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the Borrowers' business or operations as presently conducted;

               (ii)  Liens in existence on the date hereof and listed in Schedule 6.3 hereto, securing indebtedness for borrowed money permitted under Section 6.4;

              (iii)  the Security Interest and Liens created by the Security Documents;

              (iv)  purchase money Liens relating to the acquisition of machinery and equipment of the Borrowers not exceeding the lesser of cost or fair market value thereof, not exceeding $150,000 for any one purchase or $1,300,000 in the aggregate during any fiscal year, and so long as no Default Period is then in existence and none would exist immediately after such acquisition; and

               (v)  Liens securing the Bridge Loan that are permitted under the Subordination Agreement(s) in the Lender's favor executed by the lenders of the Bridge Loan.

        4.    Merger.    Section 6.19 of the Credit Agreement is hereby amended in its entirety as follows:

          Section 6.19    Consolidation and Merger; Asset Acquisitions.    The Borrowers will not consolidate with or merge into any Person, or permit any other Person to merge into it (other than the Merger), or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person.

        5.    Private Offering.    The following new Section 6.29 is hereby added to the Credit Agreement immediately following Section 6.28 thereof as follows:

          Section 6.29    Private Offering.    The Private Offering shall be consummated on terms and conditions satisfactory to the Lender not later than March 31, 2007, and Borrowers' shall receive the proceeds of the Private Offering which proceeds shall be in an amount not less than the Minimum Net Proceeds.

        6.    Change of Control.    Section 7.1(c) of the Credit Agreement is hereby amended in its entirety as follows:

          (c)   A Change of Control (other than as a result of the Merger) shall occur;

        7.    Waiver of Existing Defaults.    Upon the terms and subject to the conditions set forth in this Amendment, the Lender hereby waives the Existing Defaults; provided that the Borrowers shall deliver their audited Financial Statements for their fiscal year ended December 31, 2005 on or before May 1, 2006 and otherwise in compliance with Section 6.1(a) of the Credit Agreement. Failure by the Borrowers to comply with the proviso at the end of the prior sentence shall constitute a new and separate Event of Default. The waiver set forth in the first sentence of this Paragraph 7 shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle the Borrowers to any other or further waiver in any similar or other circumstances.

        8.    Amendment Fee.    The Borrowers shall pay the Lender as of the date hereof a fully earned, non-refundable fee in the amount of $15,000 in consideration of the Lender's execution and delivery of this Amendment.

        9.    No Other Changes.    Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

        10.    Conditions Precedent.    This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

          (a)   The Acknowledgment and Agreement of Guarantors and the Acknowledgment and Agreement of Subordinated Creditors set forth at the end of this Amendment, duly executed by each Guarantor and Subordinated Creditor.

          (b)   Payment of the Amendment Fee described in Paragraph 8 above.

          (c)   Such other matters as the Lender may require.

        11.    Representations and Warranties.    Each Borrower hereby represents and warrants to the Lender as follows:

          (a)   Such Borrower has all requisite power and authority to execute this Amendment to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by such Borrower and constitutes the legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms.

          (b)   The execution, delivery and performance by each Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to such Borrower, or the articles of incorporation or by-laws of such Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Borrower is a party or by which it or its properties may be bound or affected.

          (c)   All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

        12.    References.    All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

        13.    No Waiver.    The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement (except for the Existing Defaults) or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

        14.    Release.

        (a)   Each Borrower, and each Guarantor by signing the Acknowledgment and Agreement of Guarantors set forth below, and each Subordinated Creditor by signing the Acknowledgment and Agreement of Subordinated Creditors set forth below, each hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Borrower or such Guarantor or such Subordinated Creditor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. Each Borrower, and each Guarantor by signing the Acknowledgment and Agreement of Guarantors set forth below, and each Subordinated Creditor by signing the Acknowledgment and Agreement of Subordinated Creditors set forth below, each certifies that it has read the following provisions of California Civil Code Section 1542:

    A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

        (b)   Each Borrower, and each Guarantor by signing the Acknowledgment and Agreement of Guarantors set forth below, and each Subordinated Creditor by signing the Acknowledgment and Agreement of Subordinated Creditors set forth below, each understands and acknowledges that the significance and consequence of this waiver of California Civil Code Section 1542 is that even if it should eventually suffer additional damages arising out of the facts referred to above, they will not be able to make any claim for those damages. Furthermore, each Borrower and each Guarantor by signing the Acknowledgment and Agreement of Guarantors set forth below, and each Subordinated Creditor by signing the Acknowledgment and Agreement of Subordinated Creditors set forth below, acknowledges that it intends these consequences even as to claims for damages that may exist as of the date of this release but which it does not know exist, and which, if known, would materially affect its decision to execute this Agreement, regardless of whether its lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause.

        15.    Costs and Expenses.    The Borrowers hereby reaffirm their agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrowers specifically agree to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrowers hereby agree that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrowers, make a loan to the Borrowers under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses, and the Amendment Fee described in Paragraph 8 above.

        16.    Miscellaneous.    This Amendment and the Acknowledgment and Agreement of Guarantors and the Acknowledgment and Agreement of Subordinated Creditors may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BANK, NATIONAL ASSOCIATION Through its Wells Fargo Business Credit operating division		NETLIST, INC.
By:		By:
Name:	Jeffrey Cristol	Name:	Chun K. Hong
Its	Vice President	Its:	President
NETLIST TECHNOLOGY TEXAS L.P.
		By:	Netlist Holdings GP, Inc., its general partner
By:
		Name:	Chun K. Hong
		Its:	President

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS

        The undersigned, each a guarantor of the indebtedness of Netlist, Inc. and Netlist Technology Texas L.P. (collectively, the "Borrowers") to Wells Fargo Business Credit, Inc. (the "Lender") pursuant to a separate guaranty (each, a "Guaranty"), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms and execution thereof, including the Release set forth in Paragraph 14 thereof; (iii) reaffirms his obligations to the Lender pursuant to the terms of his/its Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrowers, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under his/its Guaranty for all of the Borrowers' present and future indebtedness to the Lender.

CHUN K. HONG, an individual
CHRISTOPHER LOPES, an individual
JAYESH BHAKTA, an individual
NETLIST HOLDINGS GP, INC.
By:
Name: Its:

ACKNOWLEDGMENT AND AGREEMENT OF SUBORDINATED CREDITORS

        The undersigned, each a subordinated creditor of Netlist, Inc. and Netlist Technology Texas L.P. (collectively the "Borrowers") to Wells Fargo Business Credit, Inc. (the "Lender") pursuant to a separate Subordination Agreement each dated as of July 2, 2003 (each, a "Subordination Agreement"), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms and execution thereof, including the Release set forth in Paragraph 14 thereof; (iii) reaffirms its obligations to the Lender pursuant to the terms of its Subordination Agreement; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Loan Documents and any indebtedness or agreement of the Borrowers, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the obligations of the undersigned under its Subordination Agreement.

HEUNGHWA INDUSTRY CO., LTD
By:
Name: Its:
SERIM PAPER MANUFACTURING CO., LTD
By:
Name: Its:

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FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT AND WAIVER OF DEFAULTS